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                                                                   Exhibit 10.48


                           REVOLVING PROMISSORY NOTE

$10,000,000                                                Stamford, Connecticut
                                                                January 12, 2000

          FOR VALUE RECEIVED, on or before April 7, 2001 (the "Maturity Date"), Synapse Group, Inc. (f/k/a/ NewSub Services, Inc.), a Delaware corporation (the "Borrower") hereby promises to pay to the order of Michael Loeb (the "Lender"), the lesser of the principal sum of Ten Million Dollars ($10,000,000) or the aggregate unpaid principal amount of all Advances (defined below) made by the Lender to the Borrower, in immediately available funds at his office located at #4 High Ridge Road, Stamford, Connecticut (or such other place as Lender may designate), together with interest on the unpaid principal amount hereof at the rates and on the dates set forth herein. The Lender hereby agrees, so long as no Event of Default exists, to make all Advances as may be requested by the Borrower hereunder prior to the Maturity Date, provided that the aggregate sum of the principal amount of all Advances outstanding hereunder from time to time does not exceed $10,000,000.

          The outstanding principal of each Advance hereunder shall accrue interest at a per annum rate equal to one percent (1.0%) above the Base Rate (as defined below).

          Each request for an Advance shall be in writing and shall be made by the Borrower at least seven (7) three (3) Business Days prior the requested date of such Advance. Each Advance shall be in the minimum amount of $250,000 (and in integral multiples of $100,000 if in excess thereof). Each request for an advance hereunder shall specify the date of such Advance, and the amount of such Advance. The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Advance and the date and amount of each principal payment hereunder.

          The Borrower may prepay any Advance without premium or penalty subject to the Borrower giving at least one (1) Business Day prior written notice to the Lender.

          For the purpose of this Note, the following terms shall have the following meanings:

          "Advance" shall mean a borrowing under this Note.

          "Base Rate" shall mean a rate per annum equal to the rate of interest published in The Wall Street Journal, National edition as the "prime rate", changing when and as such prime rate changes. Changes in the rate of interest on that portion of any Advance bearing interest at the Base Rate will take effect simultaneously with each change in the Base Rate.

          "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in the State of Connecticut are authorized or required to close under the laws of the State of Connecticut.
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          "Termination Date" means the earlier of (1) the Maturity Date, and (2)
          the date on which the Lender declares an event of default pursuant to the terms hereof.

          Interest shall be payable hereunder on each Advance on January 1, April 1, July 1 and October 1 of each calendar year. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed. Upon default or after maturity or after judgment has been rendered on this Note, each Advance shall bear interest at a rate per annum equal to the Base Rate plus two percent (2.0%) per annum. In addition to, and not in limitation of, the foregoing, during the continuance of a default hereunder, to the extent permitted by law, overdue interest, fees (including reasonable attorney's fees and the commitment fee) and other charges payable hereunder shall bear interest from and including the due date hereof until paid at a rate
per annum equal to the Base Rate plus two percent (2.0%) per annum.   Such rate
shall be in effect until all the obligations of the Borrower to the Lender are paid in full. In no event shall any interest be at a rate in excess of the maximum rate permitted by law.

          At the option of the holder, this Note shall become immediately due and payable upon the occurrence and during the continuance at any time of any of the following events of default (each an "Event of Default"): (1) default in the payment when due of any principal of any Advance; (2) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Advance; (3)(a) default in the payment (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any liability or obligation of the maker (other than any payment under this Note), or of any indorser or guarantor of any payment of the maker, to the holder, in the aggregate principal amount of $250,000 or more; (3)(b) default in the performance or observance of any other liability or obligation of the maker, to the holder, or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such liability or obligation, or any such obligation or liability shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment;
(4) the liquidation, termination, dissolution or the appointment of a receiver for the maker or its property as a whole; (5) the institution by the maker of any proceedings under the United States Bankruptcy Code or any other federal or state law in which the maker is alleged to be insolvent or unable to pay his debts as they mature or the making by the undersigned of an assignment or trust mortgage for the benefit of creditors; (6)(a) the institution against the maker of any proceedings under the United States Bankruptcy Code or of any other federal or state law in which the maker is alleged to be insolvent or unable to pay his debts as they mature, and (b) the failure of the maker to cause such proceedings to be dismissed or stayed within 30 days; or (7) the occurrence of an event of default under the Credit Agreement dated January 12, 2000 between the Borrower and Jay Walker, as amended, supplemented or modified and in effect from time to time; whereupon the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

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          Any expenses incurred in connection with the enforcement or collection of the Advances or the Lender's rights hereunder, including reasonable attorney's fees, shall be paid by the Borrower.

          This Note and the rights as described herein are not assignable in whole or in part by the Borrower, and are personal to the Borrower and may not be relied upon by any other party.

          No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

          None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the holder expressly referring hereto and setting forth the provision so excluded, modified or amended.

          ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.

          EXECUTED as of this 12th day of January, 2000 as an instrument under seal.

                                             SYNAPSE GROUP, INC.

                                             By: /s/ Jonathan A. Siegel
                                                ------------------------------
                                             Name:  Jonathan A. Siegel
                                             Title: Vice President, General
                                                    Counsel and Secretary

AGREED:


/s/ Michael Loeb
-------------------
Michael Loeb


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